Exhibit 11.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 27, 2018, in the amended Regulation A Offering Statement (Form 1-A) of Cottonwood Multifamily Opportunity Fund, Inc.

/s/ Ernst & Young LLP

Salt Lake City, UT

November 26, 2018